Filed with the Securities and Exchange Commission on _____________
Securities Act Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0572810
(State of incorporation)	(I.R.S. Employer Identification No.)

360 E. Jackson St., Medford, Oregon	97501
(Address of principal executive offices)	(Zip Code)

LITHIA MOTORS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
 (Full title of the plan)

Sidney B. DeBoer, Chief Executive Officer
360 E. Jackson St.
Medford, Oregon 97501
(541) 776-6899
(Name, address and telephone number
of agent for service)

Copies to:
Kenneth E. Roberts, Esq.
Foster Pepper Tooze LLP
601 SW 2nd Avenue, Suite 1800
Portland, Oregon 97204

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Number of	Maximum	Maximum	Amount of
Title of Securities	Shares Being	Offering Price	Aggregate	Registration
Being Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee

Class A Common Stock	700,000	$30.10	$21,070,000	$2,254.49

(1)	The shares of Common Stock represent the number of shares which may be issued pursuant to the 1998 Employee Stock Purchase Plan. In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares which may be issuable as a result of the anti-dilution provisions of Plan.

(2)	The maximum offering price for the shares cannot presently be determined as the offering price is established at the time shares are issued. Pursuant to Rule 457(h), the offering price is estimated based on the last sale price reported for the Common Stock on NYSE on June 21, 2006 and the maximum offering price is calculated for the sole purpose of determining the Registration Fee.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        At the Annual Meeting of Shareholders of Lithia Motors, Inc., (the "Company") held on May 11, 2006, the shareholders of the Company approved an amendment to the Company's 1998 Employee Stock Purchase Plan ("Plan") increasing the number of shares of Common Stock authorized for issuance pursuant to the Plan from the previously registered amount of 1,750,000 shares to 2,450,000 shares.

        The purpose of this Registration Statement on Form S-8 is to register an additional 700,000 shares of Common Stock issuable under the Plan.

Item 3. Incorporation of Documents by Reference.

        The following documents filed by Lithia Motors, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

        1. Registration Statement on Form S-8 filed December 18, 1998 (SEC File No. 333-69169).

        2. Registration Statement on Form S-8 filed June 12, 2000 (SEC File No. 333-39092).

        3. Post Effective Amendment No. 1 to Form S-8 filed May 29, 2001 (SEC File No. 333-69169).

        4. Post Effective Amendment No. 2 to Form S-8 filed May 15, 2002 (SEC File No. 333-69169)

        5. Post Effective Amendment No. 3 to Form S-8 filed July 1, 2003 (SEC File No. 333-69169)

        6. Registration Statement on Form S-8 filed June 25, 2004 (SEC File No. 333-116840).

        7. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed March 8, 2006 (SEC File No. 001-14733).

        8. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2006, filed May 10, 2006 (SEC File NO. 001-14733).

        9. The Company's Form 8-K's filed March 21, 2006, April 5, 2006, April 6, 2006, April 10, 2006, April 24, 2006, April 25, 2006, May 2, 2006, May 18, 2006 and June 7, 2006.

        All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 2005 Annual Report; and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

        See Exhibit Index

Item 9.  Undertakings.

        The undersigned registrant hereby undertakes:

        (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs 1 and 2 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (D) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking shall not apply to indemnification which is covered by insurance.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 22nd day of June, 2006.

LITHIA MOTORS, INC.

By: /s/ Bryan B. DeBoer
Bryan B. DeBoer
President, Chief Operating Officer

POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints SIDNEY B. DEBOER and JEFFREY B. DEBOER, and each of them, with full power of substitution to act as his true and lawful attorney in fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration, including any and all post-effective amendments or new registration pursuant to Rule 462.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By:	Date: June 22, 2006
Sidney B. DeBoer, Chief Executive Officer and
Chairman of the Board of Directors

By: /s/ M.L. Dick Heimann	Date: June 22, 2006
M.L. Dick Heimann, President of Corporate Affairs, Director

By: /s/ Thomas Becker	Date: June 22, 2006
Thomas Becker, Director

By:	Date: June 22, 2006
William Young, Director

By: /s/ Gerald F. Taylor	Date: June 22, 2006
Gerald F. Taylor, Director

By:/s/ Maryann Keller	Date: June 22, 2006
Maryann Keller, Director

EXHIBIT INDEX

Exhibit

5.1	Opinion of Foster Pepper Tooze LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Foster Pepper Tooze LLP (included in Exhibit 5.1)

99	1998 Employee Stock Purchase Plan, as amended
(Incorporated by reference to Form 8-K, filed March 21, 2006, (SEC File No. 001-14733))